UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

GBank Financial Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-42621	82-3869786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9115 West Russell Road Suite 110
Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 851-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBFH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Edward M. Nigro as Executive Chairman and Chief Executive Officer

On October 22, 2026, Mr. Edward M. Nigro (“Mr. Nigro”), Executive Chairman and Chief Executive Officer of GBank Financial Holdings Inc. (the “Company”) and Executive Chairman of its wholly owned subsidiary, GBank (the “Bank”), in connection with the previously approved planned leadership succession of the Company and the Bank, tendered his resignation to the Boards of Directors of the Company and the Bank as Executive Chairman and Chief Executive Officer of the Company and as Executive Chairman and a director of the Bank. On October 22, 2026, the Boards of Directors of the Company and the Bank voted to accept Mr. Nigro’s resignations, effective immediately. Mr. Nigro will continue to serve as a director of the Company.

Mr. Nigro, who was a founding member of the Company, served as Executive Chairman of the Board of Directors of the Company and the Bank since 2017 and 2007, respectively. The Company and the Bank are deeply appreciative of Mr. Nigro for his years of dedicated service and contributions to the Company and the Bank. The Company and the Bank have entered into a Separation Agreement with Mr. Nigro, the terms of which are described below.

(c), (d) Appointment of Jeffrey K. Newgard as President, Chief Executive Officer and Director

The Company’s Board of Directors has determined that Jeffrey K. Newgard (“Mr. Newgard”), President and Chief Executive Officer of the Bank, will assume the roles of President and Chief Executive Officer of the Company upon effectiveness of Mr. Nigro’s resignation. The Board of Directors of the Company have also designated Mr. Newgard as the principal executive officer of the Company. Mr. Newgard will retain the titles of President and Chief Executive Officer of the Bank.

Mr. Newgard, age 55, was appointed to the roles of President and Chief Executive Officer of the Bank on May 15, 2026, effective on June 8, 2026. Mr. Newgard most recently served as Chairman, President and Chief Executive Officer of Bank of Idaho since July 2015. Prior to joining Bank of Idaho, Mr. Newgard served as Executive Vice President and Eastern Region President of HomeStreet Bank from November 2013 through June 2015. Prior to HomeStreet Bank, Mr. Newgard served as President and Chief Executive Officer of Yakima National Bank from January 2005 through October 2013, and as Columbia Region President of American West Bank from August 2003 through December 2004. Mr. Newgard also currently serves as a director and the Chair of the Audit and Finance Committees of Jentzsch Kearl Farms, a prominent agricultural producer in Southern Idaho. Mr. Newgard received a Bachelor of Arts degree from Walla Walla College and a Master of Business Administration from Washington State University, and is a graduate of the Graduate School of Banking at Colorado.

On October 22, 2026, the Board of Directors of the Company also appointed Mr. Newgard to serve as a director of the Company, effective immediately. Mr. Newgard will fill the vacancy on the Board of Directors resulting from the resignation of Mr. Lee Finley earlier this year, and will serve until the 2029 annual meeting of shareholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal from office. On October 22, 2026, the Board of Directors of the Bank also appointed Mr. Newgard to serve as Chairman of the Bank Board of Directors, effective immediately.

There are no family relationships between Mr. Newgard and any of the Company’s or GBank’s current directors or executive officers. There are no arrangements or understandings between Mr. Newgard and any other persons pursuant to which he was appointed to his position. Mr. Newgard does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on October 22, 2026 in connection with Mr. Nigro’s resignation and Mr. Newgard’s appointment as President, Chief Executive Officer and director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

(e) Amended and Restated Employment Agreement with Jeffrey K. Newgard

The Company intends to enter into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Newgard in connection with his appointment as the President and Chief Executive Officer of the Company. Once determined, the terms of such Employment Agreement will be disclosed in an amendment to this Form 8-K.

(e) Separation Agreement with Edward M. Nigro

On October 22, 2026, the Company and the Bank entered into a Separation Agreement with Mr. Nigro in connection with his resignation as the Executive Chairman and Chief Executive Officer of the Company and Executive Chairman of the Bank (the “Separation Agreement”). The Separation Agreement replaces Mr. Nigro’s prior Intercompany Shared Employment Agreement with the Company and the Bank, dated January 31, 2024 (the “Edward Nigro Employment Agreement”), and neither the Company, the Bank nor Mr. Nigro are obligated under the terms of such Edward Nigro Employment Agreement, including any rights and benefits provided to Mr. Nigro thereunder, except as set forth in the Separation Agreement. Under the terms of the Separation Agreement, Mr. Nigro will receive (i) an amount equal to $425,000 annualized from the Separation Date, as such term is defined in the Separation Agreement, through the Term End Date, as such term is defined in the Separation Agreement, (ii) the pro rated portion of the cash bonus which Mr. Nigro would be entitled to receive under the Executive Annual and Long-Term Incentive Plan of the Company for the period beginning January 1, 2026 through the Separation Date, (iii) payment or reimbursement of COBRA premiums for an eighteen-month period from and after the Separation Date, (iv) reimbursement of reasonable and documented legal fees (not to exceed $10,000) with respect to the review and negotiation of the Separation Agreement, and (v) assistance with respect to Mr. Nigro’s individual ongoing reporting obligations with the Securities and Exchange Commission. Under the Separation Agreement, Mr. Nigro will remain eligible for (i) vested and unvested equity awards; (ii) any vested and accrued benefits under the benefit plans of the Company and the Bank; and (iii) Mr. Nigro’s rights to indemnification and directors’ and officers’ liability insurance coverage.

The foregoing description of the Separation Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the Separation Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1: Separation Agreement, dated October 22, 2026, by and among GBank Financial Holdings Inc., GBank, and Edward M. Nigro (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.).

99.1: Press Release, dated October 22, 2026, issued by GBank Financial Holdings Inc.

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBANK FINANCIAL HOLDINGS INC.

Date:	October 22, 2026	By:	/s/ Jeffrey K. Newgard
Jeffrey K. Newgard, President and Chief Executive Officer